EXHIBIT 99.1

HealthTronics, Inc. Announces Fourth Quarter Results with 23% Year over Year Growth in Revenue

AUSTIN, Texas, March 6, 2009 -- HealthTronics, Inc. (NASDAQ:HTRN), a leading provider of Urology services and products, today announced its financial results for the quarter and year ended December 31, 2008.

Fourth Quarter 2008

Revenue from continuing operations for the fourth quarter 2008 totaled $44.6 million, up from $36.1 million in the fourth quarter of 2007. The Company’s loss from continuing operations for the fourth quarter of 2008, in accordance with generally accepted accounting principles (“GAAP”), totaled $131.2 million or $3.64 per diluted share. The Company's non-GAAP net income, which excludes a $144 million non-cash charge for goodwill impairment, non-cash stock-based compensation expense and restructuring charges tied to facility relocations, totaled $0.03 per diluted share in the fourth quarter of 2008.

In the fourth quarter of 2008, in connection with our annual goodwill impairment test, we recorded an impairment to our urology services segment goodwill totaling $144 million. Although our core operations remain stable and reflect growth over the prior year, we adjusted certain assumptions in our discounted cash flow model to address the recent declines in our market capitalization, which had fallen significantly below our consolidated net assets. In addition, the market comparables component of our impairment test was negatively impacted by the current global economic crisis and global decline in the stock markets.

The Company’s adjusted EBITDA from continuing operations for the fourth quarter 2008 was $5.8 million, which compares to $5.2 million in the fourth quarter of 2007. The earnings growth was driven by revenue from both the Urology Services division and the Medical Products division. Urology Services division growth resulted from increased sales from existing partnerships as well as increased revenue generated by our Advanced Medical Partners, Inc., acquisition in April 2008. Medical Products division growth resulted from revenue increases at the ClariPath laboratory, revenues from our new Uropath laboratory, acquired in the third quarter 2008, and the service and maintenance business.

Full Year 2008

Revenue from continuing operations for the year ended December 31, 2008 totaled $165.9 million as compared to $140.4 million for the year ended December 31, 2007. The Company's loss from continuing operations in 2008, in accordance with generally accepted accounting principles (“GAAP”), totaled $128.7 million or $3.53 per share on a diluted basis. This loss was due to the goodwill impairment charge recorded in the fourth quarter as discussed above. The Company’s adjusted EBITDA for 2008 was $22 million compared to $17.3 million in 2007.

The Company had cash flows from operations totaling $70.8 million, which compares to cash flow from operations of $61.9 million for fiscal year 2007. In addition, net working capital was approximately $45 million and $41 million was drawn on HealthTronics' $60 million revolving line of credit.

Urology Services

Urology Services division revenue for the fourth quarter of 2008 was $38.7 million, up 21.3 percent from the $31.9 million recorded in the fourth quarter of 2007. Divisional adjusted EBITDA was $5.7 million for Urology Services, or 15 percent of revenue in the fourth quarter of 2008, which was up from $4.7 million in the fourth quarter of 2007.

Medical Products

Medical Products division revenue for the fourth quarter of 2008 was $5.9 million compared to $4.1 million in the fourth quarter of 2007. Divisional adjusted EBITDA was $1.7 million in the fourth quarter 2008, which compares to $1.3 million in the fourth quarter of 2007.

Executive Commentary

James Whittenburg, President and Chief Executive Officer, commented, “HealthTronics’ core business is stable and diversified with 100 partnerships in 46 states consisting of over 3,000 physician relationships. In addition, the fourth quarter results met our forecasts and concluded a dynamic year of growth and initiatives. During 2008, we were active with a number of significant acquisitions, including Advanced Medical Partners, UroPath, and Ocean Radiation Therapy. Each has contributed to our growth and we will continue to look for opportunistic acquisitions that will expand HealthTronics’ urology footprint in the United States."

Mr. Whittenburg continued, “2009 will be a year of investment in pathology and radiation therapy as well as our core businesses. HealthTronics will be investing in our businesses at a time when many companies are concerned with liquidity issues, and we have demonstrated a strong track record of leveraging our investments to improve financial performance.”

Conference Call and Webcast:

Management of HealthTronics will host a conference call the morning of Monday, March 9, 2009 at 11:00 am EST. Interested parties may participate in the call by dialing 1-877-718-5092 (International callers dial 1-719-325-4761) and ask for the "HealthTronics Q4 2008 Earnings Call" (confirmation code: 4439699). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be web cast live via the Investors section of HealthTronics' web site at www.healthtronics.com. To listen to the live web cast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the HealthTronics website.

About HealthTronics, Inc.

HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com

HealthTronics' use of Non GAAP Financial Measures:

This press release includes financial measures for net income (loss), net income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

EBITDA and Adjusted EBITDA: HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics' net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics' operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract minority interest expense when calculating EBITDA; however, HealthTronics does adjust for minority interest expense and refers to this measure as "Adjusted EBITDA". Minority interest is a GAAP measure intended to reflect our partner's share of our consolidated net income and not our partner's share of our consolidated EBITDA. For example, calculation of minority interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners' share of consolidated EBITDA may not, in a given reporting period, equal the deduction for minority interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics' operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics' operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting HealthTronics' business than could be obtained absent this disclosure.

Cautionary Language: Statements by the Company's management made in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics' expectations include, among others, the existence of demand for and acceptance of HealthTronics' services, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics' periodic filings with the Securities and Exchange Commission.

HealthTronics, Inc.
Richard A. Rusk, 512-314-4508
Interim Chief Financial Officer
www.healthtronics.com

HEALTHTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

($ in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Urology Services	$38,715	$31,890	$145,265	$122,736
Medical Products	5,922	4,100	20,389	17,101
Other	--	159	288	581
Total revenue	44,637	36,149	165,942	140,418

Cost of services and general and administrative expenses:
Urology Services	17,896	13,364	65,185	53,490
Medical Products	3,526	3,148	10,494	11,225
Selling, general and administrative	5,820	2,925	20,006	15,884
Impairment charges	144,000	20,800	144,000	20,800
Depreciation and amortization	3,593	2,768	12,363	11,107
	174,835	43,005	252,048	112,506

Operating income	(130,198)	(6,856)	(86,106)	27,912

Other income (expenses):
Interest and dividends	135	312	1,233	1,146
Interest expense	(486)	(185)	(1,077)	(829)
	(351)	127	156	317
Income from continuing operations before provision
for income taxes and minority interest	(130,549)	(6,729)	(85,950)	28,229

Minority interest in consolidated income	13,879	12,570	54,259	45,568

Provision (benefit) for income taxes	(13,246)	(3,809)	(11,516)	(2,854)

Income (loss) from continuing operations	(131,182)	(15,490)	(128,693)	(14,485)

Income (loss) from discontinued operations, net of tax	--	(36)	--	(147)

Net income	$(131,182)	$(15,526)	$(128,693)	$(14,632)

Basic earnings per share:
Income (loss) from continuing operations	$(3.64)	$(0.44)	$(3.53)	$(0.41)
Income (loss) from discontinued operations	$--	$--	$--	$--
Net income	$(3.64)	$(0.44)	$(3.53)	$(0.41)
Weighted average shares outstanding	36,004	35,425	36,499	35,421

Diluted earnings per share:
Income (loss) from continuing operations	$(3.64)	$(0.44)	$(3.53)	$(0.41)
Income (loss) from discontinued operations	$--	$--	$--	$--
Net income	$(3.64)	$(0.44)	$(3.53)	$(0.41)
Weighted average shares outstanding	36,004	35,425	36,499	35,421

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	December 31, 2008	December 31, 2007
ASSETS
Total current assets	$63,689	$74,214
Property and equipment, net	32,769	33,019
Goodwill	93,620	217,505
Other assets	44,308	11,318
	$234,386	$336,056
LIABILITIES
Total current liabilities	$18,274	$17,692
Long-term debt, net of current portion	43,897	4,194
Other long-term liabilities	5,120	30,099
Total liabilities	67,291	51,985
Minority interest	47,723	41,653
Total stockholders' equity	119,372	242,418
	$234,386	$336,056

HealthTronics, Inc. and Subsidiaries Supplemental Financial Information Continuing Operations For the Periods Ended December 31, 2008 and 2007 Unaudited In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Summary of Results from Operations
Revenues	$44,637	$36,149	$165,942	$140,418
EBITDA(a)	$19,671	$17,757	$76,263	$62,878
Adjusted EBITDA(a)	$5,792	$5,187	$22,004	$17,310
Net loss from Continuing Operations	$(131,182)	$(15,490)	$(128,693)	$(14,485)
Net loss	$(131,182)	$(15,526)	$(128,693)	$(14,632)
EPS from Continuing Operations	$(3.64)	$(0.44)	$(3.53)	$(0.41)
EPS	$(3.64)	$(0.44)	$(3.53)	$(0.41)
Number of Shares	36,004	35,425	36,499	35,421
Segment Information
Revenues:
Urology Services	$38,715	$31,890	$145,265	$122,736
Medical Products	$5,922	$4,100	$20,389	$17,101
Adjusted EBITDA(a):
Urology Services	$5,749	$4,746	$20,787	$18,691
Medical Products	$1,650	$1,336	$6,738	$3,057
Other Information:
Cashflow from Operations	$19,540	$16,313	$70,845	$61,877
Net Draws (Payments) on Senior Credit Facility	$35,000	$--	$41,000	$--
Net Debt	$23,533	$(16,672)	$23,533	$(16,672)

(a) See accompanying reconciliation of EBITDA and Adjusted EBITDA

HealthTronics, Inc. and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA
Continuing Operations
For the Periods Ended December 31, 2008 and 2007
Unaudited
In thousands

	Three Months Ended December 31,		Year Ended December 31,
Consolidated	2008	2007	2008	2007
Income from Continuing Operations	$(131,182)	$(15,490)	$(128,693)	$(14,485)
Add Back(deduct):
Provision for income taxes	(13,246)	(3,809)	(11,516)	(2,854)
Interest expense	486	185	1,077	829
Depreciation and amortization	3,593	2,768	12,363	11,107
Restructuring costs	1,730	403	1,892	803
Impairment of goodwill	144,000	20,800	144,000	20,800
Stockbased compensation costs	411	330	2,881	1,110
Adjusted EBITDA	5,792	5,187	22,004	17,310
Add Back:
Minority interest expense	13,879	12,570	54,259	45,568
EBITDA	$19,671	$17,757	$76,263	$62,878
Urology Services Segment
Revenues	$38,715	$31,890	$145,265	$122,736
Expenses:
Cost of Services	(19,143)	(14,728)	(70,466)	(58,941)
Other Income (Expenses)	58	171	297	523
EBITDA	19,630	17,333	75,096	64,318
Minority interest expense	(13,881)	(12,587)	(54,309)	(45,627)
Adjusted EBITDA	$5,749	$4,746	$20,787	$18,691
Medical Products Segment
Revenues	$5,922	$4,100	$20,389	$17,101
Expenses:
Cost of Services	(5,966)	(2,791)	(15,010)	(14,140)
Other Income (Expenses)	16	11	49	38
EBITDA	(28)	1,320	5,428	2,999
Minority interest expense	3	16	50	58
Adjusted EBITDA	$(25)	$1,336	$5,478	$3,057
Add Backs:
Restructuring costs	1,675	--	1,260	--
Adjusted EBITDA	$1,650	$1,336	$6,738	$3,057